United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

August 15, 2014 (August 15, 2014)

Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.

(Exact Name of Registrant as Specified in Charter)

1-6479-1

Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1301 Avenue of the Americas

New York, New York  10019

 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01    Other Events.

As previously reported, on November 14, 2012, Overseas Shipholding Group, Inc. (the “Company” or “OSG”) and certain of its subsidiaries (together with OSG, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the U.S. Code in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and by order entered on July 18, 2014, the Bankruptcy Court confirmed the Debtors’ plan of reorganization (the “Plan”). Also as previously reported, on August 5, 2014 (the “Effective Date”), the Plan became effective and OSG emerged from bankruptcy.

The unaudited pro forma condensed consolidated financial statements attached hereto as Exhibit 99.1 give effect to the reorganization of the Company and its wholly owned subsidiaries and the emergence from bankruptcy on the Effective Date under the terms described in the Plan, which provides for the payment or reinstatement, as applicable, of allowed claims, exit financing, the issuance of equity securities of the Company and the other transactions described therein.

Section 9 - Financial Statements and Exhibits.

Item 9.01    Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description
99.1	Unaudited pro forma condensed consolidated financial statements of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: August 15, 2014	By	/s/ CAPTAIN IAN T. BLACKLEY
Name: Captain Ian T. Blackley Title: Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Unaudited pro forma condensed consolidated financial statements of the Company.